Exhibit 99.1

Net Asset Value

We calculate net asset value per share in accordance with our valuation policies and procedures. Our monthly net asset value (“Net Asset Value”) is used to calculate the prices at which we sell our shares, except our V Shares. The tables that follow include the Net Asset Value of outstanding shares as of January 31, 2026. The following table provides a breakdown of the major components of our Net Asset Value as of January 31, 2026 ($ in thousands, except shares):

Components of Net Asset Value
Investments at Fair Value (cost of $1,564,634)	$1,583,270
Cash and cash equivalents	165,986
Other assets	184,735
Other liabilities	(219,545)
Distribution payable	(9,089)
Accrued performance fee	(6,437)
Management fee payable	(1,259)
Net Asset Value	$1,697,661
Number of outstanding shares	65,841,328

The following table provides a breakdown of our total Net Asset Value and our Net Asset Value per share by type as of January 31, 2026 ($ in thousands, except shares and per share data):

Type	Monthly Net Asset Value	Number of Outstanding Shares	Net Asset Value per share as of January 31, 2026
Series I
A-I Shares	$43,934	1,730,151	$25.39
F-I Shares	$124,181	4,864,104	$25.53
F-S Shares	$3	110	$25.61
P-I Shares	$562	22,333	$25.15
P-S Shares	$4,637	184,395	$25.15
E Shares	$155	6,036	$25.75
T-I Shares	$68,617	2,664,555	$25.75
T-S Shares	$73,076	2,843,984	$25.69
I Shares	$8,674	337,668	$25.69
S Shares	$3	110	$25.73
V Shares	$1	40	$25.70
Series II
A-I Shares	$76,738	3,002,991	$25.55
F-I Shares	$414,096	16,096,939	$25.73
F-S Shares	$70	2,744	$25.67
P-I Shares	$1,381	52,735	$26.19
P-S Shares	$170,654	6,606,596	$25.83
E Shares	$55,231	2,185,309	$25.27
T-I Shares	$121,931	4,680,838	$26.05
T-S Shares	$151,763	5,863,378	$25.88
I Shares	$201,564	7,761,442	$25.97
S Shares	$3	110	$25.98
BD Shares	$180,386	6,934,720	$26.01
V Shares	$1	40	$25.60
Total	$1,697,661	65,841,328